EXHIBIT 10.11

PULSE ELECTRONICS CORPORATION
INDEMNIFICATION AGREEMENT

This Indemnification Agreement is made this ___ day of ______________ between _________________ (“Indemnitee”) and PULSE ELECTRONICS CORPORATION, a Pennsylvania corporation (“Pulse”).

In consideration of the mutual covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows

1.  Pulse shall indemnify the Indemnitee in any instance whereby the Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Pulse) by reason of the fact that he is or was a director or officer of Pulse, or is or was serving at the request of Pulse as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Pulse, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Pulse, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2.  Pulse shall indemnify the Indemnitee in any instance whereby the Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Pulse to procure a judgment in its favor by reason of the fact that he is or was a director or officer of Pulse, or is or was serving at the request of Pulse as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of Pulse.  No such indemnification against expenses shall be made, however, in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to Pulse unless and only to the extent that the Court of Common Pleas of the county in which the registered office of Pulse is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Common Pleas or such other court shall deem proper.

3.  Indemnification under paragraphs 1 and 2 of this Agreement shall be made by Pulse when ordered by a court or upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in those paragraphs.  Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (3) by the stockholders.

4.  In addition to and notwithstanding the limited indemnification provided in paragraphs 1, 2 and 3 of this Agreement, Pulse shall indemnify and hold harmless the Indemnitee of, from and against any and all liability, expenses (including attorneys' fees), claims, judgments, fines and amounts paid in settlement, actually incurred by the Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including but not limited to any action by or in the right of Pulse), to which the Indemnitee is, was or at any time becomes, a party, or is threatened to be made a party, by reason of the fact that the Indemnitee is, was or at any time becomes, a director or officer of Pulse, or is or was serving or at any time serves at the request of Pulse, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other person of any nature whatsoever.  Nothing contained in this paragraph 4 shall authorize Pulse to provide, or entitle the Indemnitee to receive, indemnification for any action taken, or failure to act, which action or failure to act is determined by a court to have constituted willful misconduct or recklessness.

5.  Expenses incurred in defending a civil or criminal action, suit or proceeding of the kind described in paragraphs 1, 2 and 4 of this Agreement shall be paid by Pulse in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, by or on behalf of the Indemnitee, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Pulse.

6.  The indemnification, advancement of expenses and limitation of liability provided in this Agreement shall continue after the Indemnitee has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

7.  Nothing herein contained shall be construed as limiting the power or obligation of Pulse to indemnify the Indemnitee in accordance with the Pennsylvania Business Corporation Law as amended from time to time or in accordance with any similar law adopted in lieu thereof.  The indemnification and advancement of expenses provided under this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

8.  Pulse shall also indemnify the Indemnitee against expenses, including attorneys' fees, actually and reasonably incurred by him in enforcing any right to indemnification under this Agreement, under the Pennsylvania Business Corporation Law as amended from time to time or under any similar law adopted in lieu thereof.

9.  The Indemnitee, having been asked to serve as director, officer, employee or agent of Pulse or serving, at the request of Pulse, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, is deemed to do so with knowledge of and in reliance upon the rights of indemnification provided in this Agreement, in the Pennsylvania Business Corporation Law as amended from time to time and in any similar law adopted in lieu thereof.

10.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by Pulse for any portion of any action, but not, however, for the total amount thereof, Pulse shall nevertheless indemnify Indemnitee for the portion of the action to which the Indemnitee is entitled.

11.  If a claim for indemnification under this Agreement is not paid in full by Pulse within thirty (30) days written notice of the claim from the Indemnitee, the Indemnitee may any time thereafter bring suit against Pulse to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim.  In any such suit, the burden of proof shall be on Pulse to prove the claimant is not entitled to such payment.

12.  This Agreement shall be subject to and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws.  Pulse and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the Commonwealth of Pennsylvania for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the courts of the Commonwealth of Pennsylvania in and for Bucks County, which shall be the exclusive and only proper forum for adjudicating such action.

13.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

14.  This Agreement may be executed in one or more counterparts, all of which together shall constitute a single instrument.

15.  This Agreement contains the entire understanding between Pulse and the Indemnitee relating to the subject matter hereof and supercedes any prior understanding, arrangement or agreement relating to the subject matter hereof.  This Agreement may not be modified in any manner, except by written amendment duly executed by each of the parties hereto.  This Agreement may not be assigned by either party without the prior written consent of the other party.

IN WITNESS WHEREOF, the parties hereto, with the intent to be legally bound hereby, have duly executed this Agreement on the date indicated above.

PULSE ELECTRONICS CORPORATION

Name:
Title:

[Name of Indemnitee]